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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-46463 and 333-54202) of ImageMax, Inc. of our report dated March 5, 2003 (except for the second paragraph of Note 2 and Note 6, as to which the date is April 11, 2003) with respect to the consolidated financial statements and schedule of ImageMax, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                           /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
April 11, 2003